Exhibit 99(a)
For additional information contact:                                                                                                                                                 Andrew Moreau 501-905-7962
                                Vice President – Corporate Communications
                                andrew.moreau@alltel.com

                                Tim Hicks 501-905-8991
                                Assistant Treasurer
                                alltel.investor.relations@alltel.com

Release Date:                                                                                                                        Nov. 4, 2008

Alltel adds one million gross wireless customers in the third quarter

LITTLE ROCK, Ark.– Alltel achieved strong customer growth in the third quarter, adding more than 1 million gross customers for the fourth consecutive quarter. Net customer additions increased 63 percent year-over-year.

“The Alltel team delivered another terrific quarter, and I continue to admire their ability to execute in a fiercely competitive marketplace,” said President and Chief Executive Officer Scott Ford. “Once again we had strong customer additions and record consolidated EBITDA.”

Alltel announced plans on June 5 to be acquired by Verizon Wireless. The deal is awaiting final regulatory approval and is expected to close before year’s end.

Among Alltel’s highlights for the third quarter:

•
Revenues were $2.5 billion, a 10 percent increase from the same period a year ago. The company reported a loss of $55.2 million, due primarily to significant increases in interest costs and depreciation and amortization expense following the completion of the company’s November 2007 merger with an affiliate of TPG Capital and GS Capital Partners.

•	Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) was $929.8 million, a 13 percent increase from the same period a year ago.
•
Alltel added more than 1 million gross customers through internal growth, a 28 percent increase from a year ago. Post-pay net additions were 255,299, up 20 percent year-over-year, and prepay net adds were 52,722. Reseller net adds were 27,131. Total net adds were 335,152.

•	Post-pay churn was 1.33 percent, and total churn was 2.02 percent.
•	Average revenue per wireless customers (ARPU) was $55.62. Data revenue per wireless customer was $8.99, up 42 percent year-over-year.
A table describing consolidated EBITDA and reconciling net income to consolidated EBITDA is included in the schedules accompanying this release.

Alltel operates America’s largest wireless network, which delivers voice and advanced data services nationwide to nearly 14 million customers. Headquartered in Little Rock, Ark., Alltel is a Forbes 500 company with annual revenues of nearly $9 billion.

Alltel claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Cellco Partnership and AirTouch Cellular (both doing business as Verizon Wireless); the inability to complete the merger due to the failure to satisfy conditions to the completion of the merger, including receipt of all regulatory approvals related to the merger; risks that the proposed transaction disrupts current plans and operations; adverse changes in economic conditions in the markets served by Alltel; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; failure of our suppliers, contractors and third-party retailers to provide the agreed upon services; changes in communications technology; the effects of a high rate of customer churn; adverse changes in the terms and conditions of the wireless roaming agreements of Alltel; our withdrawal from the bidding for licenses in the 700 MHz spectrum auction; potential increased costs due to perceived health risks from radio frequency emissions; the effects of declines in operating performance, including impairment of certain assets; risks relating to the renewal and potential revocation of our wireless licenses; potential higher than anticipated inter-carrier costs; potential increased credit risk from first-time wireless customers; the potential for adverse changes in the ratings given to Alltel’s debt securities by nationally accredited ratings organizations; risks relating to our substantially increased indebtedness following the private equity merger and related transactions, including a potential inability to generate sufficient cash to service our debt obligations, and potential restrictions on the Company’s operations contained in its debt agreements; potential conflicts of interest and other risks relating to the private equity sponsors having control of the Company; loss of the Company’s key management and other personnel or inability to attract such management and other personnel; the effects of litigation, including relating to telecommunications technology patents and other intellectual property; the effects of federal and state legislation, rules, and regulations governing the communications industry; and potential unforeseen failure of the Company’s technical infrastructure and system. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

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ALLTEL CORPORATION
CONSOLIDATED HIGHLIGHTS AND SUPPLEMENTAL OPERATING INFORMATION (UNAUDITED)
(Dollars in millions, except per customer amounts)

	THREE MONTHS ENDED				NINE MONTHS ENDED
			Increase				Increase
	September 30,	September 30,	(Decrease)		September 30,	September 30,	(Decrease)
	2008	2007	Amount	%	2008	2007	Amount	%
Service revenues	$2,279.9	$2,071.5	$208.4	10	$6,543.7	$5,923.2	$620.5	10
Total revenues and sales	$2,507.5	$2,281.5	$226.0	10	$7,216.5	$6,535.1	$681.4	10
Operating income	$353.1	$434.0	$(80.9)	(19)	$965.1	$1,166.8	$(201.7)	(17)
Income (loss) from continuing operations	$(55.2)	$278.7	$(333.9)	(120)	$(249.6)	$707.5	$(957.1)	(135)
Net income (loss)	$(55.2)	$282.6	$(337.8)	(120)	$(250.0)	$708.4	$(958.4)	(135)
Consolidated EBITDA	$929.8	$820.2	$109.6	13	$2,675.4	$2,323.3	$352.1	15
Capital expenditures (A)	$271.8	$249.6	$22.2	9	$653.4	$744.6	$(91.2)	(12)
Service revenue operating margin (B)	15.5%	20.9%	(5.4% )	(26)	14.7%	19.7%	(5.0% )	(25)
Operating margin (C)	14.1%	19.0%	(4.9% )	(26)	13.4%	17.9%	(4.5% )	(25)
Service revenue consolidated EBITDA margin (D)	40.8%	39.6%	1.2%	3	40.9%	39.2%	1.7%	4
Controlled POPs	79,383,821	79,575,793	(191,972)	-
Customers	13,824,973	12,447,085	1,377,888	11
Penetration rate	17.4%	15.6%	1.8%	12
Average customers	13,663,065	12,338,361	1,324,704	11	13,319,588	12,140,297	1,179,291	10
Average retail customers (excludes reseller customers)	12,846,823	11,576,094	1,270,729	11	12,519,463	11,378,030	1,141,433	10
Gross customer additions:
Postpay	694,265	644,055	50,210	8	1,892,956	1,732,101	160,855	9
Prepay	367,478	260,746	106,732	41	1,156,488	830,134	326,354	39
Reseller	99,775	-	99,775	-	287,633	-	287,633	-
Total internal	1,161,518	904,801	256,717	28	3,337,077	2,562,235	774,842	30
Net customer additions (losses):
Postpay	255,299	212,791	42,508	20	635,272	502,585	132,687	26
Prepay	52,722	(7,772)	60,494	778	334,978	120,562	214,416	178
Reseller	27,131	-	27,131	-	69,530	-	69,530	-
Total internal	335,152	205,019	130,133	63	1,039,780	623,147	416,633	67
Cash costs:
Cost of services	$715.9	$682.2	$33.7	5	$2,052.0	$1,933.4	$118.6	6
Cost of products sold	343.4	300.0	43.4	14	1,006.7	876.1	130.6	15
Selling, general, administrative and other	557.6	496.1	61.5	12	1,573.5	1,445.5	128.0	9
Less product sales	227.6	210.0	17.6	8	672.8	611.9	60.9	10
Total	$1,389.3	$1,268.3	$121.0	10	$3,959.4	$3,643.1	$316.3	9
Cash costs per unit per month (E)	$33.89	$34.26	$(.37)	(1)	$33.03	$33.34	$(.31)	(1)
Revenues:
Service revenues	$2,279.9	$2,071.5	$208.4	10	$6,543.7	$5,923.2	$620.5	10
Less wholesale roaming revenues	204.0	196.5	7.5	4	581.0	520.8	60.2	12
Less wholesale transport revenues	32.9	38.1	(5.2)	(14)	107.4	127.4	(20.0)	(16)
Less reseller revenues	4.8	8.1	(3.3)	(41)	14.3	21.8	(7.5)	(34)
Retail revenues	$2,038.2	$1,828.8	$209.4	11	$5,841.0	$5,253.2	$587.8	11
Average revenue per customer per month (F)	$55.62	$55.96	$(.34)	(1)	$54.59	$54.21	$.38	1
Retail revenue per customer per month (G)	$52.88	$52.66	$ .22	-	$51.84	$51.30	$.54	1
Retail minutes of use per customer per month (H)	804	746	58	8	792	708	84	12
Postpay churn excluding resellers	1.33%	1.31%	.02%	2	1.29%	1.27%	.02%	2
Total churn	2.02%	1.90%	.12%	6	1.92%	1.78%	.14%	8
Note:   Since January 1, 2002, the number of reseller customers included in the customer base has not changed and Alltel has not included the effects of reseller activity in its reported gross and net customer additions for any period subsequent to 2001. Revenues earned from resellers had been classified as retail revenues. Effective January 1, 2008, Alltel changed its classification of reseller activity from retail to wholesale operations and prospectively has included reseller customers in its reported gross and net customer additions, consistent with industry practice. Prior period retail revenue per unit statistics were adjusted to reflect the reclassification of the reseller operations. Prior period average and total customer counts were not adjusted for reseller customers because the effects were immaterial.

(A) Includes capitalized software development costs.
(B) Service revenue operating margin is calculated by dividing operating income by service revenues.
(C) Operating margin is calculated by dividing operating income by total revenues and sales.
(D) Service revenue consolidated EBITDA margin is calculated by dividing consolidated EBITDA by service revenues.
(E)    Cash costs per unit per month is calculated by dividing the sum of the reported cost of services, cost of products sold, selling, general, administrative and other expenses less product sales by average customers for the period.

(F) Average revenue per customer per month is calculated by dividing service revenues by average customers for the period.
(G) Retail revenue per customer per month is calculated by dividing retail revenues (service revenues less wholesale and reseller revenues) by average retail customers for the period.
(H) Retail minutes of use per customer per month represents the average monthly minutes that Alltel's customers use on both the Company's network and while roaming on other carriers' networks.

Consolidated EBITDA has been reconciled to net income (loss) on page 5.

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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS-Page 2
(Millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED

	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Revenues and sales:
Service revenues	$2,279.9	$2,071.5	$6,543.7	$5,923.2
Product sales	227.6	210.0	672.8	611.9
Total revenues and sales	2,507.5	2,281.5	7,216.5	6,535.1
Costs and expenses:
Cost of services	715.9	682.2	2,052.0	1,933.4
Cost of products sold	343.4	300.0	1,006.7	876.1
Selling, general, administrative and other	557.6	496.1	1,573.5	1,445.5
Depreciation and amortization	535.4	358.2	1,594.5	1,060.0
Integration expenses, restructuring and other charges	2.1	11.0	24.7	53.3
Total costs and expenses	2,154.4	1,847.5	6,251.4	5,368.3

Operating income	353.1	434.0	965.1	1,166.8

Equity earnings in unconsolidated partnerships	19.6	17.1	53.9	48.5
Minority interest in consolidated partnerships	(14.5)	(8.8)	(37.5)	(27.4)
Other income, net	7.2	5.9	29.3	19.2
Interest expense	(449.1)	(46.2)	(1,399.1)	(140.3)
Gain on disposal of assets	-	-	-	56.5
Income (loss) from continuing operations before income taxes	(83.7)	402.0	(388.3)	1,123.3
Income tax expense (benefit)	(28.5)	123.3	(138.7)	415.8
Income (loss) from continuing operations	(55.2)	278.7	(249.6)	707.5
Income (loss) from discontinued operations	-	3.9	(0.4)	0.9
Net income (loss)	$(55.2)	$282.6	$(250.0)	$708.4

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ALLTEL CORPORATION
CONSOLIDATED BALANCE SHEETS-Page 3
(Millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	September 30,	December 31,		September 30,	December 31,
	2008	2007		2008	2007

CURRENT ASSETS:			CURRENT LIABILITIES:
Cash and short-term investments	$1,297.6	$833.3	Current maturities of long-term debt	$140.1	$140.1
Accounts receivable (less allowance for			Accounts payable	544.7	603.6
doubtful accounts of $52.6 and			Advance payments and customer deposits	226.9	195.9
$32.6, respectively)	852.8	831.1	Accrued taxes	157.4	120.4
Inventories	206.8	196.0	Accrued interest	168.8	187.1
Prepaid expenses and other	86.1	142.8	Other current liabilities	275.6	271.9
Assets related to discontinued operations	-	0.3	Liabilities related to discontinued operations	-	0.2

Total current assets	2,443.3	2,003.5	Total current liabilities	1,513.5	1,519.2

Investments	540.0	536.1
Goodwill	16,941.2	16,917.4	Long-term debt	23,292.2	23,374.7
Other intangibles	6,227.3	6,784.6	Deferred income taxes	2,286.0	2,542.7
			Other liabilities	277.2	266.4
PROPERTY, PLANT AND EQUIPMENT:
Land and improvements	264.7	251.1	Total liabilities	27,368.9	27,703.0
Buildings and improvements	895.0	836.4
Operating plant and equipment	4,158.6	3,650.3
Information processing	456.7	368.8
Furniture and fixtures	110.5	99.8	SHAREHOLDERS' EQUITY:
Under construction	316.0	360.1	Common stock	4.5	4.5
			Additional paid-in capital	4,543.8	4,536.7
Total property, plant and equipment	6,201.5	5,566.5	Accumulated other comprehensive loss	(11.6)	(5.3)
Less accumulated depreciation	1,211.5	164.9	Retained deficit	(353.4)	(103.4)

Net property, plant and equipment	4,990.0	5,401.6	Total shareholders' equity	4,183.3	4,432.5

Other assets	410.4	485.3
Assets related to discontinued operations	-	7.0
			TOTAL LIABILITIES AND
TOTAL ASSETS	$31,552.2	$32,135.5	SHAREHOLDERS' EQUITY	$31,552.2	$32,135.5

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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS-Page 4
(Millions)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Cash Flows from Operating Activities:
Net income (loss)	$(55.2)	$282.6	$(250.0)	$708.4
Adjustments to reconcile net income (loss) to net cash provided from operating activities:
Loss (income) from discontinued operations	-	(3.9)	0.4	(0.9)
Depreciation and amortization	535.4	358.2	1,594.5	1,060.0
Provision for doubtful accounts	38.9	54.1	93.0	140.9
Amortization of deferred financing costs	45.5	0.7	136.6	2.1
Non-cash portion of gain on disposal of assets	-	-	-	(56.5)
Change in deferred income taxes	(70.2)	(16.7)	(186.6)	30.4
Adjustment to income tax liabilities, including conitngency reserves	-	(33.8)	-	(33.8)
Other, net	2.2	(9.2)	1.7	(26.8)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(41.1)	(86.7)	(112.9)	(207.5)
Inventories	(32.8)	39.6	(10.9)	51.8
Accounts payable	55.3	27.3	(58.9)	(54.4)
Other current liabilities	58.9	101.8	(30.1)	235.6
Other, net	5.7	12.1	(2.9)	(10.5)
Net cash provided from operating activities	542.6	726.1	1,173.9	1,838.8

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(265.2)	(242.5)	(629.6)	(720.3)
Additions to capitalized software development costs	(6.6)	(7.1)	(23.8)	(24.3)
Purchases of property, net of cash acquired	-	-	-	(6.2)
Proceeds from the sale of assets	-	-	18.0	-
Proceeds from the sale of investments	-	-	-	188.7
Proceeds from the return on investments	21.8	15.4	49.2	40.2
Other, net	2.3	0.3	12.3	0.9
Net cash used in investing activities	(247.7)	(233.9)	(573.9)	(521.0)

Cash Flows from Financing Activities:
Dividends paid on common and preferred stock	-	(43.0)	-	(133.5)
Repayments of long-term debt	(35.0)	(100.6)	(255.0)	(36.9)
Repurchases of common stock	-	-	-	(1,360.3)
Distributions to minority investors	(15.0)	(10.7)	(37.4)	(31.8)
Excess tax benefits from stock option exercises	-	20.5	-	25.7
Long-term debt issued	-	-	150.0	-
Common stock issued	-	6.0	-	59.0
Net cash used in financing activities	(50.0)	(127.8)	(142.4)	(1,477.8)

Cash Flows from Discontinued Operations:
Cash provided from (used in) operating activities	-	4.0	(0.2)	2.8
Cash provided from (used in) investing activities	-	(0.1)	6.9	47.6
Cash provided from (used in) financing activities	-	-	-	-
Net cash provided from discontinued operations	-	3.9	6.7	50.4

Increase (decrease) in cash and short-term investments	244.9	368.3	464.3	(109.6)

Cash and Short-term Investments:
Beginning of the period	1,052.7	456.3	833.3	934.2
End of the period	$1,297.6	$824.6	$1,297.6	$824.6

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ALLTEL CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO CONSOLIDATED EBITDA (UNAUDITED)-Page 5
(Millions)

		THREE MONTHS ENDED		NINE MONTHS ENDED

		September 30,	September 30,	September 30,	September 30,
		2008	2007	2008	2007
		(Successor)	(Predecessor)	(Successor)	(Predecessor)

Net income (loss)		$(55.2)	$282.6	$(250.0)	$708.4
Loss (income) from discontinued operations	(A)	-	(3.9)	0.4	(0.9)
Income tax expense (benefit)		(28.5)	123.3	(138.7)	415.8
Interest expense, net of interest income		442.1	40.2	1,372.5	122.6
Depreciation and amortization		535.4	358.2	1,594.5	1,060.0
EBITDA		893.8	800.4	2,578.7	2,305.9
Minority interest in consolidated partnerships		14.5	8.8	37.5	27.4
Equity earnings in unconsolidated partnerships, net of cash distributions received		2.3	(1.6)	(5.1)	(8.6)
Gain on disposal of assets	(B)	-	-	-	(56.5)
Stock-based compensation expense, net of restricted shares surrendered for tax	(C)	2.4	9.1	7.1	22.3
Integration expenses, restructuring and other charges	(D)	2.1	11.0	24.7	53.3
Non-cash rental income, net of amortization of related deferred leasing costs	(E)	-	(8.4)	-	(25.4)
Management fee payable to Sponsors	(F)	9.1	-	27.1	-
Other non-cash items		5.6	0.9	5.4	4.9
Consolidated EBITDA		$929.8	$820.2	$2,675.4	$2,323.3

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ALLTEL CORPORATION
NOTES TO RECONCILIATION OF NET INCOME (LOSS) TO CONSOLIDATED EBITDA
(UNAUDITED) -Page 6

On November 16, 2007, Alltel Corporation ("Alltel" or the "Company") was acquired by Atlantis Holdings LLC, a Delaware limited liability company ("Atlantis Holdings" or "Parent") and an affiliate of private investment funds TPG Partners V, L.P. and GS Capital Partners VI Fund, L.P. (together the "Sponsors").  The acquisition was completed through the merger of Atlantis Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, with and into Alltel (the "Merger"), with Alltel surviving the Merger as a privately-held, majority-owned subsidiary of Parent.  Although Alltel continues as the same legal entity after the Merger, Atlantis Holdings' cost of acquiring Alltel has been pushed-down to establish a new accounting basis for Alltel.  Accordingly, the accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the consummation of the Merger.

Alltel also has presented calculations of earnings before interest, taxes and depreciation and amortization expense ("EBITDA") and Consolidated EBITDA.  Alltel has included this presentation of Consolidated EBITDA because covenants in Alltel Communications, LLC's senior secured credit facilities contain ratios based on this measure.  Measurements of Consolidated EBITDA are based on the Company's calculation of EBITDA (net income (loss), excluding the effects of discontinued operations, and before net interest expense, provision for income taxes and depreciation and amortization) adjusted to exclude unusual items, certain non-cash charges and other items permitted in calculating covenant compliance under the indenture and the credit facilities.  Alltel believes that the application of these supplementary adjustments to EBITDA in determining Consolidated EBITDA are appropriate to provide additional information to investors to demonstrate compliance with its financing covenants.  If the Company's Consolidated EBITDA were to decline below certain levels, covenants in the senior secured credit facilities that are based on Consolidated EBITDA, including the maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment of amounts outstanding under the senior secured term loan facility.

EBITDA and Consolidated EBITDA are not measures calculated in accordance with GAAP and should not be considered a substitute for operating income, net income (loss) or any other measure of financial performance reported in accordance with GAAP or as measures of operating cash flows or liquidity.  The presentation of EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the Company's results of operations or cash flows as reported under GAAP.  In particular, EBITDA and Consolidated EBITDA should not be viewed as a reliable indicator of Alltel's ability to generate cash to service its debt obligations because certain of the items added to net income (loss) to determine EBITDA and Consolidated EBITDA involve outlays of cash.  As a result, actual cash available to service the Company's debt obligations will be different from Consolidated EBITDA.  In addition to demonstrating compliance with its financing covenants, Alltel believes that the presentation of EBITDA and Consolidated EBITDA is helpful in highlighting operational trends because these measures exclude certain non-cash charges and other non-operating items that are not representative of the Company's core business operations.

(A)	The following are included in discontinued operations:

On November 7, 2007, Alltel signed a definitive agreement to sell one of its wireless markets for cash.  Accordingly, this market has been classified from that date as discontinued operations.  The sale of this property was completed on May 30, 2008.

As a condition of receiving approval from the Department of Justice ("DOJ") and the Federal Communications Commission ("FCC") for the Company's acquisition of Midwest Wireless Holdings ("Midwest Wireless"), on September 7, 2006, Alltel agreed to divest certain wireless operations in four rural markets in Minnesota.  Accordingly, the four markets to be divested in Minnesota have been classified as discontinued operations.  On April 3, 2007, Alltel completed the sale of these properties.

(B)
Through its merger with Western Wireless Corporation completed on August 1, 2005, Alltel acquired marketable equity securities.  On January 24, 2007, Alltel completed the sale of these securities for $188.7 million in cash and recorded a pretax gain from the sale of $56.5 million which is included in gain on disposal of assets.

(C)	Compensation expense recognized by Alltel related to stock option and restricted stock awards.
(D)	The following are included in integration expenses, restructuring and other charges:

On June 5, 2008, Verizon Wireless, a joint venture of Verizon Communications and Vodafone, entered into an agreement with Alltel and Atlantis Holdings to acquire Alltel in a cash merger.  Consummation of the merger is subject to certain conditions, including the receipt of regulatory approvals.  The transaction is currently expected to close by the end of 2008, subject to obtaining the required regulatory approvals.   In connection with this pending transaction, Alltel incurred $1.7 million and $3.1 million of incremental costs during the three and nine months ended September 30, 2008, respectively, principally consisting of financial advisory, legal and regulatory filing fees.

For the nine months ended September 30, 2008, Alltel incurred $12.9 million of incremental expenses related to its participation in the 700 MHz auction conducted by the FCC that was completed on March 18, 2008.  Alltel did not obtain any licenses in the 700 MHz auction.  The auction-related expenses primarily consisted of consulting fees and estimated bid withdrawal payments to be remitted to the FCC as a result of the Company withdrawing certain bids made during the course of its participation in the auction.  In connection with the Merger, Alltel incurred $6.6 million of incremental costs, primarily consisting of $3.8 million in employee retention bonuses and additional legal and accounting fees of $2.4 million.  Alltel also recorded severance and employee benefit costs of $2.1 million related to various planned workforce reductions.  Of the total expenses incurred related to these activities, $0.4 million were recorded during the third quarter of 2008.

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ALLTEL CORPORATION
NOTES TO RECONCILIATION OF NET INCOME (LOSS) TO CONSOLIDATED EBITDA
(UNAUDITED) -Page 7

In connection with the Merger transaction, Alltel incurred $2.5 million and $35.6 million during the three and nine months ended September 30, 2007, respectively, principally consisting of financial advisory, legal and regulatory filing fees.

For the nine months ended September 30, 2007, Alltel incurred $10.4 million of integration expenses related to its 2006 acquisitions of Midwest Wireless and properties in Illinois, Texas and Virginia.  The system conversion and other integration expenses primarily consisted of internal payroll, contracted services and other programming costs incurred in converting the acquired properties to Alltel's customer billing and operational support systems, a process that the Company completed during the fourth quarter of 2007.  Alltel also recorded severance and employee benefit costs of $4.7 million and lease termination costs of $2.6 million.  Of the total expenses incurred related to these activities, $8.5 million were recorded during the third quarter of 2007.

(E)
Represents non-cash rental income and amortization of deferred leasing costs related to Alltel's agreement to lease cell site towers to American Tower Corporation.  The deferred rental income was received in advance by Alltel under the terms of the leasing agreement.  The remaining deferred rental income and deferred leasing costs were written-off in connection with the Merger.

(F)
Represents the annual management fee and out-of-pocket expenses payable in each case to affiliates of the Sponsors in exchange for consulting and management advisory services.  The annual management fee is equal to one percent of Alltel's Consolidated EBITDA.

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